UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 6, 2020

THE SHYFT GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-33582 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

41280 Bridge Street, Novi, Michigan (Address of Principal Executive Offices)	48375 (Zip Code)

517-543-6400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHYF	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 6, 2020, The Shyft Group, Inc. (the “Company”) filed a Certificate of Elimination of Series B Preferred Stock (the “Series B Preferred Stock”) with the State of Michigan, thereby removing the Certificate of Designation of such Series B Preferred Stock from the Company’s Restated Articles of Incorporation, as amended. No shares of the Series B Preferred Stock were outstanding nor were there any options, warrants, or other rights issued by the Company that could require the issuance of any such shares. The Certificate of Elimination became effective upon filing. A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On November 6, 2020, the Company filed with the State of Michigan a Certificate of Amendment to the Company’s Restated Articles of Incorporation, as amended, deleting any reference to par value with respect to the Company’s common and preferred stock. The amendment was approved by the Company’s Board of Directors on October 29, 2020, pursuant to the authority granted it under Sections 301a and 611(2) of the Michigan Business Corporation Act and became effective upon filing. A copy of the filing is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Elimination filed with the State of Michigan on November 6, 2020.

3.2	Certificate of Amendment filed with State of Michigan on November 6, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE SHYFT GROUP, INC.

Dated: November 12, 2020	/s/ Ryan L. Roney
By: Ryan L. Roney Its: Chief Legal Officer and Corporate Secretary